Exhibit A.3
                         NORTHEAST UTILITIES
                           INCENTIVE PLAN


                                   Adopted by Northeast Utilities
                                   Board of Trustees on January 13, 1998

                                   Approved by Northeast Utilities
                                   Shareholders on             ,1998

                                   ARTICLE I

                                    PURPOSE

     The purpose of the Northeast Utilities Incentive Plan (the "Plan") is to provide (i) designated employees of the Company (as hereinafter defined) and
(ii) non-employee members of the Board of Trustees (the "Board") of Northeast Utilities, a Massachusetts business trust, ("NU") with the opportunity to receive annual incentive compensation and grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will assist it in recruiting talented employees who will contribute materially to the growth of the Company, thereby benefitting NU's shareholders, and will align the economic interests of the participants with those of the shareholders.

                                   ARTICLE II
                                 ADMINISTRATION

     1. Committee. The Plan shall be administered and interpreted by the Board's Compensation Committee, or the person or persons to which such committee delegates any of its functions under the Plan (the "Committee"). The Committee may consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate or as are submitted by the Committee.

     2. Committee Authority. The Committee shall have the sole authority to (i) establish, and review the Company's and the Grantee's, as defined below, performance against, annual goals for purpose of the annual incentives to be distributed and determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

     3. Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.


                               ARTICLE III
                        ANNUAL INCENTIVE AWARDS

     1. Eligibility for Participation. Each employee of the Company classified as a Vice President or higher (an "Executive Employee") shall be eligible to receive an annual incentive award (an "Award") under the Plan.

     2.   Annual Awards.

     (a) As soon as practicable after the start of each fiscal year of NU, but in any event within 90 days, the Committee shall set the financial target for the Company which shall be the basis for determining the Awards to be paid to each Executive Employee for such fiscal year. The financial target shall be based on the growth of NU's stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures and the Committee shall communicate the target and the percentages (including minimums and maximums) for each Executive Employee applicable to each level of achievement against the target set. In no event may an individual Award for an Executive Employee exceed $3,500,000.

     (b) The maximum amount of an Award for an Executive Employee shall be based upon the Company's performance compared against the financial target set for that fiscal year. The actual amount of the Award for any Executive Employee may be reduced by the Committee if the Executive Employee does not satisfy one or more of the individual financial or nonfinancial objectives set by the Committee for that Executive Employee as of the beginning of the relevant fiscal year. Any such objectives for an Executive Employee shall be set by the Committee and announced to the affected Executive Employee no later than 90 days after the commencement of the relevant fiscal year of NU.

     (c) The Committee shall certify and announce the Awards that will be paid by the Company to each Executive Employee as soon as practicable following the final determination of the Company's financial results for the relevant fiscal year. Payment shall normally be made, in cash, or in shares of Company Stock (as hereinafter defined) or Options (as hereinafter defined) the value of which shall equal the amount to be distributed, all as determined by the Committee, within 90 days following the end of such fiscal year, provided that the Executive Employee has not separated from employment by the Company prior to the date that payment is due except as otherwise specifically provided in a contract between the Company and the Executive Employee. If an Executive Employee's employment terminated for Retirement (as hereinafter defined), death or Disability (as hereinafter defined) a full Award shall be paid (unless such event occurred during the fiscal year for which the Award is earned, in which case the Award will be pro-rated as of the date of termination) when all other payments are made in accordance with the first sentence of this Section.

                                   ARTICLE IV
                                STOCK-BASED GRANTS

1.   Grants.

     Grants under the Plan may consist of grants of incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options")(Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock (Restricted Stock"), stock appreciation rights ("SARs"), and/or performance units ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees, as defined below.

2.   Eligibility for Participation.

     (a) Eligible Persons. All employees of the Company ("Employees"), including Employees who are officers or members of the Board, contractors of the Company ("Contractors"), and members of the Board who are not Employees ("Non-Employee Trustees") shall be eligible to receive Grants under the Plan.

Contractors shall be eligible to receive Grants only of Nonqualified Stock Options. Non-Employee Trustees shall be eligible to receive Grants only under Article V of the Plan.

     (b) Selection of Grantees. The Committee shall select the Employees and Contractors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Contractors and Non-Employee Trustees who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

     (c) Collective Bargaining Employees. Anything to the contrary in this Plan notwithstanding, no Employee whose terms and conditions of employment are subject to negotiation with a collective bargaining agent shall be eligible to receive Grants under this Plan until the agreement between the Company and such collective bargaining agent with respect to the Employee provides for participation in the Plan.

     3.   Granting of Options.

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Contractors subject to the overall limits of Article IX.

     (b)  Type of Option and Price.

          (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Contractors and Non-Employee Trustees.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

          (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be the closing price of the Company Stock as reported in the Wall Street Journal as composite transactions for the relevant date (or the latest date for which such price was reported if such date is not a business day), or if not available, determined as follows: (x) if the principal trading market for the Company Stock is the New York Stock Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if the principal trading market for the Company Stock is a national securities exchange other than the New York Stock Exchange or is the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (z) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e)  Termination of Employment, Retirement, Disability or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, a Contractor, or a member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a "Retirement," "Disability," death, or termination for "Cause" (as hereinafter defined), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

          (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee Retires or is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

          (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in
Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

          (v)  For purposes of this Plan:

               (A) "Cause" shall mean, except to the extent specified otherwise by the Committee acting on behalf of the Company, (i) the Grantee's conviction of a felony, (ii) in the reasonable determination of the Committee, the Grantee's (x) commission of an act of fraud, embezzlement, or theft in connection with the Grantee's duties in the course of the Grantee's employment with the Company, (y) acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of confidential information of the Company, or (z) engaging in gross misconduct or gross negligence in the course of the Grantee's employment with the Company, or (iii) the Grantee's material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Committee specifying the details thereof. For purposes of this Program, an act or omission on the part of a Grantee shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Grantee not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In the event a Grantee's employment or service is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

               (B) "Disability" shall mean a Grantee's becoming disabled within the meaning of the Company's long-term disability plan.

               (C) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Contractor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Contractor and member of the Board), unless the Committee determines otherwise.

               (D) "Retired" shall mean a termination of employment from the Company on or after attaining age 65 or eligibility for normal or early retirement under any retirement plan maintained by the Company.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option or Restricted Stock, as defined below, granted under this Plan, subject to such restrictions as the Committee deems appropriate including placing the same restrictions on the shares of Company Stock obtained through the exchange of the Restricted Stock) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company.

                                   ARTICLE V
               STOCK OPTION GRANTS TO NON-EMPLOYEE TRUSTEES

     1. Formula Option Grants to Non-Employee Trustees. A Non-Employee Trustee shall be entitled to receive Nonqualified Stock Options in accordance with this Article V.

     (a) Initial Grant. Each Non-Employee Trustee who first becomes a member of the Board after the effective date of this Plan shall receive, on the date as of which he or she first becomes a member of the Board, a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock.

     (b) Annual Grants. On each date that NU holds its annual meeting of shareholders, commencing with the 1998 annual meeting, each Non-Employee Trustee who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock. The date of grant of each such annual Grant shall be the date of the annual meeting of the Company's shareholders.

     (c) Exercise Price. The Exercise Price per share of Company Stock subject to an Option granted under this Article shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

     (d) Option Term and Exercisability. The term of each Option granted pursuant to this Article shall be 10 years. Options granted under this Article shall vest one-half on the date of grant and the other one-half on the first anniversary of the date of grant if the Non-Employee Trustee is still a member of the Board on each such date. Options shall be exercisable in accordance with the provisions of Article IV, Section 3(e) except that only the provisions of subsections (e)(i), (iii) where the Non-Employee Trustee ceases to serve on the Board on or after age 70 and (iv) shall be applicable.

     (e)  Payment of Exercise Price.

          (i) The Non-Employee Trustee shall pay the Exercise Price for an Option (x) in cash, (y) by delivering shares of Company Stock owned by the Non-Employee Trustee and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Non-Employee Trustee shall pay the Exercise Price at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid.

          (ii) A Grantee may exercise an Option granted under this Article by delivering to the Committee a notice of exercise as described below, with accompanying payment of the Exercise Price in accordance with Subsection (i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, and shall designate the account into which the shares are to be deposited.

     (f) Applicability of Plan Provisions. Except as otherwise provided in this Article, Nonqualified Stock Options granted to Non-Employee Trustees shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) if an event described in Article IV, Section 3(b) occurs, appropriate adjustments, as described in that Section, shall be made automatically, (ii) with respect to the provisions of Article IV, Section 3(e), the Committee shall not have discretion to modify the terms of such provisions in the Grant Instrument, and (iii) in the event of a Change of Control (as defined in Article XI), the provisions of Article XI, Section 2 shall apply to Options granted pursuant to this Article, except that the Committee shall not have discretion under subsection (c) thereof to modify the automatic provisions of that Section.

     (g) Administration. The provisions of this Article are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Article shall be made by the members of the Board who are not eligible to receive Grants under this Article, but in no event shall such determinations affect the eligibility of Grantees, the determination of the Exercise Price, the timing of the Grants or the number of shares subject to Options granted hereunder. If at any time there are not sufficient shares available under the Plan to permit an automatic Grant as described in this Article, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.


                                   ARTICLE VI
                             RESTRICTED STOCK GRANTS

     1. Restricted Stock Grants. The Committee may issue or transfer shares of Company Stock to an Employee with such restrictions as the Committee deems appropriate ("Restricted Stock"). The following provisions are applicable to Restricted Stock:

     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred in exchange for services performed or to be performed. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares, subject to the limitations contained in Article IX.

     (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee, as defined below. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.


                              ARTICLE VII
                       STOCK APPRECIATION RIGHTS

     1.   Stock Appreciation Rights.

     (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Article IV, Section 3(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

     (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.


                                 ARTICLE VIII
                              PERFORMANCE UNITS

     1.   Performance Units.

     (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units, subject to the limitations contained in Article IX.

     (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

     (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

     (d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Article IV, Section 3(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     (e) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units granted to an Employee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this subsection (e) shall apply to Grants of Performance Units that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

          (i) Performance Goals. When Performance Units that are to be considered "qualified performance-based compensation" are Granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

          (ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (iii) Maximum Payment. If Performance Units measured with respect to the fair market value of Company Stock, are granted, not more than 25% of the total number of shares of Company Stock subject to the Plan in the aggregate may be granted to an Employee under the Performance Units for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $3,500,000.

          (iv) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not so certify that the performance goals have been met, the grants of Performance Units for the Performance Period shall be forfeited.


                              ARTICLE IX
                          AUTHORIZED SHARES

     1.   Shares Subject to the Plan.

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of common shares of NU, par value $5.00, ("Company Stock") that may be subject to Grants of Options, or transferred on account of other Grants or Awards, under the Plan in any fiscal year of NU is one percent of the total number of shares of Company Stock outstanding as of the first day of such fiscal year; provided, however, that sum of the total number of shares of Company Stock that may be granted as Restricted Stock plus the number of Performance Units that may be granted, in any fiscal year, shall not exceed 30% of the total number of shares of Company Stock available under the Plan for such year; and provided, further, that the aggregate number of shares of Company Stock that may be issued or transferred under the Plan subject to Incentive Stock Options is 10% of the number of shares of Company Stock outstanding as of December 31, 1997. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent (i) less than the full number of shares available for use under the Plan, as set forth above, are made the subject of Grants or Awards in any year, or (ii) Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or (iii) any shares of Restricted Stock or Performance Units are forfeited, then the shares not made the subject of Grants and Awards, and the shares subject to such terminated, expired, canceled, forfeited, exchanged or surrendered Grants and Awards shall again be available for purposes of the Plan in addition to the number of shares of Company Stock otherwise available for Grants and Awards. No Grantee under the Plan may receive aggregate Grants in excess of 2.5% of the total number of shares of Company Stock outstanding as of December 31, 1997.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which NU is the surviving entity, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without NU's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or NU's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

                                   ARTICLE X
                                OPERATING RULES

     1. Withholding of Taxes. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

     2.   Transferability of Grants.

     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     3. Requirements for Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     4. Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     5. Rights of Participants. Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan except as provided in Article V. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     6. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     7. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     8. Effective Date of the Plan. Subject to approval by NU's shareholders, the Plan shall be effective on January 1, 1998.

     9.   Definition of Company.   "Company" means NU and any Affiliate which
is authorized by the Board to adopt the Plan and cover its eligible employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan, including the authority of the Board and the Committee, and amendments thereto shall apply to the eligible employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate. For the purposes hereof, "Affiliate" means each direct and indirect affiliated company that directly or through one or more intermediaries, controls, is controlled by, or is under common control with NU.


                                   ARTICLE XI
                              CHANGE OF CONTROL OF NU

     1.   Change of Control of NU.

     As used herein, a "Change of Control" shall be deemed to have occurred:

               (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, its affiliates, or any Company or NU employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NU representing more than 20% of the combined voting power of either (i) the then outstanding common shares of NU (the "Outstanding Common Shares") or (ii) the then outstanding voting securities of NU entitled to vote generally in the election of directors (the "Voting Securities"); or

               (ii) Individuals who, as of the beginning of any twenty-four month period, constitute the Trustees (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Trustees shall be considered as though such individual were a member of the Incumbent Trustees, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Trustees of NU (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (iii) Consummation by NU of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

               (iv) Consummation of a complete liquidation or dissolution of NU or sale or other disposition of all or substantially all of the assets of NU other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.   Consequences of a Change of Control.

     (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

     (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d)  Committee.  The Committee making the determinations under this
Article XI, Section 2(d) following a Change of Control must comprise the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

     (e) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.


                              ARTICLE XII
                      AMENDMENT AND TERMINATION

     1.   Amendment and Termination of the Plan.

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Article XI, Section 2(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

     (d)  Governing Document.  The Plan shall be the controlling document.
No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.


                              ARTICLE XIII
                              MISCELLANEOUS

     1. Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     2. Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.

In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     3. Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Connecticut.

     4. Disclaimer of Liability. The Declaration of Trust of NU provides that no shareholder of NU shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.